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                                                                                                                      Exhibit 99.1

                           IKON Office Solutions, Inc.
                           Consolidated Balance Sheets

                                                                                              March 31,
                                                                                                2002             September 30,
(in thousands)                                                                               (unaudited)              2001
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Assets
Cash and cash equivalents                                                              $            104,694  $            80,351
Restricted cash                                                                                     125,238              128,365
Accounts receivable, less allowances of:  March 31, 2002 - $19,709;
   September 30, 2001 - $23,510                                                                     592,153              641,059
Finance receivables, less allowances of:  March 31, 2002 - $21,410;
   September 30, 2001 - $24,424                                                                   1,175,748            1,171,004
Inventories                                                                                         327,565              299,776
Prepaid expenses and other current assets                                                            97,867               95,381
Deferred taxes                                                                                       98,450               98,701
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Total current assets                                                                              2,521,715            2,514,637
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Long-term finance receivables, less allowances of:  March 31, 2002 - $39,762;
September 30, 2001 - $45,360                                                                      2,183,182            2,176,205

Equipment on operating leases, net                                                                   80,980               71,181

Property and equipment, net                                                                         217,495              207,812

Goodwill, net                                                                                     1,255,081            1,258,112

Other assets                                                                                         59,540               63,045
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Total Assets                                                                           $          6,317,993  $         6,290,992
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Liabilities and Shareholders' Equity
Current portion of long-term debt                                                      $             13,473  $            17,643
Current portion of long-term debt, finance subsidiaries                                           1,292,784            1,229,631
Notes payable                                                                                       298,853              183,688
Trade accounts payable                                                                              226,691              222,999
Accrued salaries, wages and commissions                                                             104,573              126,280
Deferred revenues                                                                                   167,189              185,261
Other accrued expenses                                                                              327,754              299,624
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Total current liabilities                                                                         2,431,317            2,265,126
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Long-term debt                                                                                      595,923              599,608

Long-term debt, finance subsidiaries                                                              1,144,131            1,366,108

Deferred taxes                                                                                      466,996              446,059

Other long-term liabilities                                                                         216,090              218,513

Commitments and contingencies

Shareholders' Equity
Common stock, no par value:  authorized 300,000 shares; issued:  March
   31, 2002-150,009 shares; September 30, 2001-150,128 shares;
   outstanding:  March 31, 2002-143,276 shares; September 30, 2001-
   141,776 shares                                                                                 1,010,831            1,012,302
Series 12 preferred stock, no par value:  authorized 480 shares; none issued or outstanding
Unearned compensation                                                                               (3,000)              (3,745)
Retained earnings                                                                                   519,400              463,152
Accumulated other comprehensive loss                                                               (37,219)             (43,484)
Cost of common shares in treasury:  March 31, 2002-6,034 shares;
   September 30, 2001-7,480 shares                                                                 (26,476)             (32,647)
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Total Shareholders' Equity                                                                        1,463,536            1,395,578
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Total Liabilities and Shareholders' Equity                                             $          6,317,993  $         6,290,992
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